FFTW FUNDS, INC.
                       Form N-SAR for the period ending June 30, 1998
                                   File Number 811-5796





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 2nd day of September, 1998



                                                              FFTW FUNDS, INC.




                                             By: /s/ William E. Vastardis
                                                 William E. Vastardis
                                                 Secretary




Witness  :/s/ Kristina Couch____
            Kristina Couch